Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 23, 2010 relating to the consolidated financial statements of CSH Partners, LLC for the year ended January 1, 2010 and the period from January 11, 2008 (date of acquisition) to January 2, 2009, in Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-166733) and related Prospectus of Clearview Hotel Trust, Inc.

/s/ Ernst & Young LLP

Irvine, California

July 16, 2010